Exhibit 33.5

ACS is now a Xerox company
Subservicer Compliance Statement
Sallie Mae, Inc.
11100 USA Parkway
Fishers, IN 46037
ATTN: Theresa Ouellette
Sallie Mae, Inc.
12061 Bluemont Way
Reston, VA 20190
ATTN: Trust Administration
As an officer of ACS Education Services, Inc., a Subservicer of Sallie Mae, Inc hereby certify that:
a)	a review of the activities of the Subservicer during the preceding calendar year ending December 31, 2010 (or applicable portion thereof), and its performance under the FFEL Program Omnibus Subservicing Agreement (the “Servicing Agreement”) dated April 9, 2010 between ACS Education Services, Inc., and Sallie Mae, Inc. has been made under my supervision, and

b)	to the best of my knowledge, based on such a review, the Subservicer has fulfilled all of its material obligations under the Servicing Agreement in all material respects throughout the annual period ended December 31, 2010, and there have been no known material defaults in the fulfillment of such obligations.

ACS Education Services, Inc.

By:	/s/ Meta Gonzalez		Date: 2-24-11
	Name:	Meta Gonzalez
	Title:	Sr. Vice President
Affiliated Computer Services, Inc., A Xerox Company
2277 East 220th Street Long Beach, CA 90810-1690 www.acs-inc.com

SARBANES CERTIFICATION ON BEHALF OF THE ISSUER

Re:	The Omnibus Subservicing Agreement dated as of April 9, 2010 (the “Agreement”), among Sallie Mae, Inc., as Master Servicer (the “Master Servicer”), Sallie Mae, Inc., as Administrator (the “Administrator”), and ACS Education Services, In., as Subservicer (the “Subservicer”), as supplemented by the Supplement to the Omnibus Subservicing Agreement, dated as of April 15, 2010, by and among SLM Student Loan Trust 2010-1, as Issuer (the “Issuer”), The Bank of New York Mellon Trust Company, National Association, as Eligible Lender Trustee (the “Eligible Lender Trustee”), the Master Servicer, the Administrator and the Subservicer.
     I, Meta Gonzalez, the Sr. Vice President of ACS Education Services, Inc., as the Subservicer, certify to the Master Servicer and to the Administrator, on behalf of the Issuer, and their officers, with the knowledge and intent that they will rely upon this certification, that:
(i)	I have reviewed the servicer compliance statement of the Subservicer provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Subservicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Trust Student Loans by the Subservicer during 200[ ] that were delivered by the Subservicer to the Master Servicer and to the Administrator, on behalf of the Issuer, pursuant to the Agreement (collectively, the “Company Servicing Information”);

(ii)	Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(iii)	Based on my knowledge, all of the Company Servicing Information required to be provided by the Subservicer under the Agreement has been provided to the Master Servicer and to the Administrator, on behalf of the Issuer;

(iv)	I am responsible for reviewing the activities performed by the Subservicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Subservicer has fulfilled its obligations under the Agreement in all material respects; and

(v)	The Compliance Statement required to be delivered by the Subservicer pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Subservicer and by any Subcontractor pursuant to the Agreement, have been provided to the Master Servicer and to the Administrator, on behalf of the Issuer. Any material instances of noncompliance described in such reports have been disclosed to the Master Servicer and to the Administrator, on behalf of the Issuer. Any material instance of noncompliance with the Subservicing Criteria has been disclosed in such reports.

Date: 2-24-11
By:	/s/ Meta Gonzalez
	Name:	Meta Gonzalez
	Title:	Sr. Vice President